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                              AMENDMENT NUMBER 6 TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT

     Pursuant to the Transfer Agency and Service Agreement between THE HARTFORD MUTUAL FUNDS, INC. and HARTFORD ADMINISTRATIVE SERVICES COMPANY dated as of November 1, 2001, the funds listed below (the "Funds") are hereby included as new Funds in accordance with the Additional Funds provision of Section 10 of the Agreement. All provisions in the Agreement shall apply to the Funds.

     -    The Hartford Select SmallCap Growth Fund

     -    The Hartford Retirement Income Fund

     -    The Hartford Target Retirement 2010 Fund

     -    The Hartford Target Retirement 2020 Fund

     -    The Hartford Target Retirement 2030 Fund

                                        THE HARTFORD MUTUAL FUNDS, INC.


                                        By: /s/ Mary Jane Fortin
                                            ------------------------------------
                                            Mary Jane Fortin
                                            Vice President


                                        HARTFORD ADMINISTRATIVE SERVICES COMPANY


                                        By: /s/ John C. Walters
                                            ------------------------------------
                                            John C. Walters
                                            Executive Vice President

Effective Date: September 27, 2005